EXHIBIT 10.3

AMENDMENT NO. 1 TO ROYALTY PARTICIPATION AGREEMENT

This Amendment No. 1 to Royalty Participation Agreement (this "Agreement"), is made as of April 21, 2008, among the parties listed on the signature page hereto (the “RPA Holder”), and In Veritas Medical Diagnostics, Inc. (the "Company").

WHEREAS, the Company’s wholly owned subsidiary, IVMD (UK) Limited (“IVMD”), has entered into a license agreement with Inverness Medical Innovations, Inc. (the “IMI Agreement”) pursuant to which IVMD will receive royalties from the sale of a prothrombin blood clotting measuring device (the “IMI Royalties);

WHEREAS, the RPA Holders have each entered into a Royalty Participation Agreement with the Company, copies of which are attached hereto (the “RPA Agreement”) pursuant to which each of the the RPA Holder advanced certain amounts to the Company (the “Advance”), as set forth on the attached Schedule I.

WHEREAS, in consideration of the Advance, the Company agreed to provide a percentage of the royalties received by IVMD pursuant to the IMI Agreement

WHEREAS, the parties wish to amend the Royalty Participation Agreements as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Section 2(a) of the RPA Agreement is amended to provide that the RPA Holders shall receive in the aggregate ten (10%) percent of the IMI Royalties with each RPA Holder entitled to receive the percentage of the IMI Royalties set forth on the attached Schedule II.

2.           Section 2(b), (c) and (d) of each of the RPA Agreements shall be deleted in their entirety.

3.           Section 4 of each of the RPA Agreements shall be amended to delete the words “less the amounts of any Contingent Payment paid to the investor pursuant to Section 2(b) of this Agreement”.

4.           Section 5 of each of the RPA Agreements shall be deleted in its entirely and the following inserted in its place:

“The parties agree that in the event that IVMD sells or otherwise disposes of its rights to receive royalty payments in respect of sales of the PT Device, the RPA Holders shall receive an amount calculated by applying the percentage set forth on the attached Schedule II against their name to all cash consideration received by IVMD in connection with any such sale or disposition, less any royalty payments paid by IVMD to the PT Note Holders pursuant to Section 1 above, but in no event shall any payment pursuant to this Section 5 exceed three times to original amount advanced by the RPA Holder.

The Parties further agree that in the event that the Company sells IVMD within three years of the date of this Agreement for a purchase price as set forth below then in such event the amount set out in the table below shall become payable to the RPA Holders on a pro rata basis (relative to the percentages set out in Schedule II), reduced by payments previously made to the PT Note Holders pursuant to this Section 1 of the Agreement:

Purchase price of Purchaser of IVMD UK or MDI	Payment to RPA Holders
Less than $2,000,000	Nil
$2,000,000 - $3,000,000	$200,000
$3,000,000 - $4,000,000	$300,000
$4,000,000 - $5,000,000	$450,000
$5,000,000 -$8,000,000	$600,000
$8,000,000 -$10,000,000	$800,000
$10,000,000 - $13,000,000	$900,000
In excess of $13,000,000	$1,350,000

5.           As amended hereby, each of the RPA Agreements shall remain in full force and effect.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

IN VERITAS MEDICAL DIAGNOSTICS, INC.

By:	/s/ Martin Thorp
Name:Martin Thorp
Title: Chief Financial Officer

THE RPA HOLDERS

TRIUMPH SMALL CAP, INC

By:	/s/ Kenneth Orr
Name: Kenneth Orr
Title:

JUMA TECHNOLOGY

By:	/s/ Antony Fernandez
Name: Anthony Fernandez
Title:

Schedule I

Triumph Small Cap Fund	$200,000
Juma Technology (Assignee of The Rubin Family Irrevocable Stock Trust)	$250,000

Schedule II

Triumph Small Cap Fund	44%
Juma Technology (Assignee of The Rubin Family Irrevocable Stock Trust)	56%

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